Exhibit 4

The Savings Bank and Trust Company

2000 Omnibus Stock Incentive Plan

for Employees and Directors

1.

PURPOSE OF THE PLAN

The purpose of this Plan is to enable Banc Services Corp., an Ohio corporation, and its subsidiary, The Savings Bank and Trust Company, an Ohio corporation (hereinafter collectively referred to as “Company”) to attract, retain and reward key employees and directors of the Company and strengthen the mutuality of interest between such key employees and directors and the Company’s stockholders by offering such key employees and directors Stock Options and Restricted Stock. The Plan is intended to qualify for an exemption from the operation of Section 16(b) of the Act, pursuant to Rule 16b-3 to the extent that Section 16(b) would otherwise apply. Insofar as transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3, to the extent that any provision of the Plan or action by the Board or the Committee fails to so comply, such provision or action shall be deemed null and void to the extent permitted by law and deemed applicable by the Board or, but only with respect to actions taken by it, the Committee.

2.

DEFINITIONS

In addition to other capitalized terms defined elsewhere in this Plan, the following terms shall have the respective meanings set forth below:

“Act” means the Securities Exchange Act of 1934, as amended from time to time.

“Authorized Shares” means the maximum aggregate number of shares of Common Stock specified in Section 3 as being authorized for issuance and/or sale under the Plan, subject to adjustment thereof in accordance with Section 8 of the Plan.

“Award” means an award of Stock Options or Restricted Stock under the Plan.

“Award Agreement” means the written agreement evidencing an Award by and between the Company and the Awardee as required by Section 10.

“Awardee” means an Employee or Director to whom an Award is made.

“Board” means the Board of Directors of the Company.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Commission” means the United States Securities and Exchange Commission.

“Committee” means one or more Committees appointed by the Board in accordance with Section 4, if Committees are appointed. If, with respect to any individual Award under this Plan, and Committee is not comprised solely of two or more non-employee directors which would cause such Committee not to satisfy the disinterested administration requirement of Rule 16b-3, as then applicable to the Company under the Act, or is comprised of any members which would cause the Committee not to meet the “outside director” administration requirement of Code Section 162(m)(4)(C) and regulations thereunder, then, if Rule 16b-3 or Section 162(m) apply to any Awards under this Plan, in such event the Committee shall be comprised of the entire Board as to Rule 16b-3, or a Committee without such non-outside director member or members as to Section 162(m). If no Committee has been appointed, any reference to the Committee shall be deemed a reference to the Board.

“Common Stock” means the Common Stock, no par value, of Banc Services Corp.

“Continuous Employment” means with respect to any Employee, the continued employment of such Employee by the Company without interruption or termination after the grant of an Award to such Employee. Continuous Employment shall not be considered interrupted in the case of sick leave, military leave or any other leave of absence approved by the Board (provided that, in the case of a Tax Qualified Option intended to qualify under Section 422A of the Code, such leave is for a period of not more than ninety (90) days or re-employment upon the expiration of such leave is mandated by contract or statute).

“Director” means any person elected or duly appointed in accordance with the Articles of Incorporation or Regulations of the Company, or applicable law, to serve on the Board.

“Employee” means any person who is compensated as an employee of the Company. In limitation of the foregoing, no person shall be an Employee if that person is not an employee as defined in instruction A(1)(a) of Form S-8, if applicable. As a further limitation of the forgoing, neither payment of director’s fees by the Company nor serving as an officer without compensation shall be sufficient to constitute a person an “Employee” of the Company. The Committee is empowered to determine whether any person qualifies as a “Employee” for purposes of the Plan.

“Fair Market Value” means, unless otherwise determined by the Committee in good faith, the closing price of the Common Stock on the day prior to the relevant event as reported on the NASDAQ Stock Market National Market System or other “System or Exchange” which as of the date of determination is the principal trading market for the Shares. If no price was reported for the Shares on the date of determination, the closing price for the last trading day prior to the date of determination shall govern. Notwithstanding the foregoing, if this method of determining Fair Market Value is inconsistent with the then existing requirements of the Code with respect to any Tax Qualified Option Award intended to qualify under Section 162(m) of the Code or any Securities Law Requirements, then the Committee may determine Fair Market Value in such manner as is required for such Tax Qualified Option Award intended to qualify under Section 162(m) or as required to satisfy any Securities Law Requirements.

“Family Member” means (i) the spouse of an Optionee or any lineal descendant (including, adopted children) of any of the foregoing, (ii) a trust for the exclusive benefit of the Optionee and/or person(s) described in clause (1) herein, or the trustee of such a trust in his, her or its capacity as such, (iii) a partnership, corporation, limited liability company or similar entity the partners, stockholders or other owners of which include only the Optionee and/or person(s) described herein.

“Non-Employee Director” means any person who, as of any given date, has been elected or duly appointed in accordance with the Articles of Incorporation or Regulations of the Company, or applicable law, to serve on the Board and is not an Employee of the Company.

“Non-Profit Organization” means any organization which is exempt from United States income taxes-under Section 501(c)(3), (4), (5), (6), (7), (8) or (10) of the Code.

“Option” or “Stock Option” means a right to purchase a specified number of Shares awarded by the Committee under Section 6.

“Optioned Stock” means the Common Stock subject to an Option.

“Optionee” means an Awardee who receives an Option.

“Plan” means this 2000 Omnibus Stock Incentive Plan of The Savings Bank and Trust Company.

“Restricted Stock” means Common Stock awarded by the Committee under Section 7.

“Rule 16b-3” means Rule 16b-3 promulgated by the Commission under the Act or any successor regulation exempting certain transactions involving stock-based compensation arrangements from the liability provisions of Section 16 of the Act, as adopted and amended from time to time and as interpreted by formal or informal opinions of, and releases published or other interpretive advice provided by, the Staff of the Commission.

“Section 16 Person” means an employee who at the time an Award is made is subject to Section 16 of the Act, as interpreted by the rules and regulations promulgated by the Commission thereunder, as adopted and amended from time to time, and by formal or informal opinions of, and releases published or other interpretive advice provided by, the Staff of the Commission.

“Securities Law Requirements” means the Act and the rules and regulations promulgated by the Commission thereunder, as adopted and amended from time to time, including but not limited to Rule 16b-3, and as interpreted by formal or informal opinions of, and releases published or other interpretive advice provided by, the Staff of the Commission; other applicable Federal, State and foreign securities laws and regulations promulgated thereunder, as adopted and amended from time to time; and the requirements of the NASDAQ Stock Market or any stock exchange, automated inter-dealer quotation system or other recognized securities market on which the Common Stock is listed or traded or in which the Common Stock is included, as adopted and amended from time to time and as interpreted by formal or informal opinions of, and other interpretive advice, provided by the representatives of such stock exchange, quotation system or other securities market.

“Shares” means shares of Common Stock.

“Successor” means the estate of an Awardee or a person who succeeds by will or the laws of descent and distribution to an Awardee’s right to an Award.

“Tax Qualified Option” means an Option which is intended at the time of grant to qualify for special tax treatment under Section 422A or other particular provisions of the Code and the regulations, rulings and procedures promulgated, published or otherwise provided thereunder, as adopted and amended from time to time.

3.

STOCK SUBJECT TO THE PLAN

3.1

Shares. Subject to adjustment as provided in Section 8, the total number of Shares to be issued upon the exercise of Options granted under the Plan or as grants of Restricted Stock, shall not exceed Eighty Thousand (80,000) Shares (the “Authorized Shares”).

3.2

Limits on Awards to Employees. The aggregate number of Authorized Shares to be issued to Employees upon the exercise of Options or awarded as Restricted Shares shall not exceed Sixty Thousand (60,000) Shares.

3.3

Limits on Awards to Non-Employee Directors. The aggregate number of Authorized Shares to be issued to Non-Employee Directors upon the exercise of Options or awarded as Restricted Shares, including grants under Section 6.1.1 below, shall not exceed Twenty Thousand (20,000) Shares. In addition, grants of either Options or Restricted Shares including grants under Section 6.1.1 below, shall not exceed One Thousand (1,000) Shares to any individual Non-Employee Director for any calendar year.

3.4

Computation. For purposes of computing the number of Authorized Shares available from time to time for grants of Options or Restricted Stock, the number of Shares subject to each Option and Restricted Stock Award shall be provisionally counted against the Authorized Shares from grant until exercise of Options, lapse of restrictions on Restricted Stock, or expiration, lapse, cancellation, surrender or other forfeiture of the Options or Restricted Stock, as applicable.

3.5

Permanent Deduction. Upon exercise of Options and lapse of restrictions on Restricted Stock, the number of Shares issued upon such exercise or payment, or that become vested upon such lapsing, shall be permanently deducted from the Authorized Shares.

3.6

Reversal. Upon expiration without exercise, lapse, cancellation, surrender or other forfeiture of any Options or Restricted Stock, the provisional deduction against the Authorized Shares shall be reversed. The Authorized Shares covered by any such reversal of a provisional deduction shall immediately become available for the granting and Payment of Awards. No permanent deduction shall be made, and provisional deductions against Authorized Shares shall be reversed, to the extent that the exercise price of Options and/or the withholding taxes with respect to the exercise of any other Award are paid through the delivery to the Company of already owned Shares and/or, as applicable, through the withholding by the Company of Shares from the total number of Shares with respect to which the Options are exercised or that are granted as Restricted Stock.

4.

ADMINISTRATION OF THE PLAN

4.1

Procedure. The Plan shall be administered by the Board or the Board may, in its discretion, appoint a Committee to administer the Plan; provided that the Committee shall conform to the membership requirements set forth in Section 4.1.2 below; provided further, that any grant, with the exception of formula grants set forth in Section 6.1.1 below, of Options or award of Restricted Shares to Non-Employee Directors and any action under the Plan affecting the number of Shares covered thereby, the exercise price payable thereunder or the times at which the same may be exercised (including, but not limited to, the acceleration of the vesting thereof or any extension of the period, subject to the maximum term fixed by Section 6.2, during which such an Option may be exercised) shall not be taken by the Committee but shall lie solely within the authority of the Board, subject to the abstention of the Optionee from any decision regarding any Option or Restricted Share held by such Optionee.

4.1.1

The members of the Committee shall be appointed by the Board for such term as the Board may determine. The Board may from time to time remove members from, or add members to, the Committee. Vacancies on the Committee, however caused, may only be filled by the Board.

4.1.2

With respect to Awards to Section 16 Persons, there shall be a Committee constituted at all times solely of two or more Non-Employee Directors so as to meet the disinterested administration requirements of Rule 16b-3, and with respect to the Company’s officers who are subject to Section 162(m), there shall be a Committee of outside directors as required by Section 162(m), so long as any of the Company’s equity Securities are registered pursuant to Section 12(b) or 12(g) of the Exchange Act.

4.2

Powers of the Committee. To the extent not inconsistent with this Plan, the Committee shall have the authority, in its sole discretion:

4.2.1

Consistent with the definition of Fair Market Value, to determine Fair Market Value;

4.2.2

To determine the eligibility of Employees to be granted Awards;

4.2.3

To determine whether Awards will be granted, when Awards will be granted and to whom Awards will be granted;

4.2.4

To determine the number of Shares to be covered by each Option, and the number of Shares of Restricted Stock, if any, to be granted in any Award;

4.2.5

To determine the terms and conditions of any Awards, including, but not limited to, the Share or exercise price (provided that Options shall not have an exercise price of less than Fair Market Value at the time of grant and any restrictions or limitations, or any vesting, acceleration of vesting, extending of the time within which an Award must be exercised (if applicable) or waiver or forfeiture or other restrictions regarding any Award, and/or the Shares relating thereto, based in each case on such factors as the Committee shall determine in its sole discretion; provided, however, that no Optionee shall participate in any decision regarding acceleration of vesting of any Option held by such Optionee.

4.2.6

To adopt, alter and repeal such rules, guidelines and practices governing the Plan as it shall from time to time deem advisable; to interpret the terms and provisions of the Plan and any Award issued under the Plan and any agreements relating thereto; and otherwise supervise the administration of the Plan.

4.3

Effect of Board and Committee Decisions. All decisions, determinations and actions of the Board and the Committee in connection with the construction, interpretation, administration, application, operation and implementation of the Plan shall be final, conclusive and binding on the Company, its stockholders, all Employees and Directors and Awardees and the respective legal representatives, heirs, successors and assigns of all of the foregoing and all other persons claiming under or through any of them.

4.4

Exculpation and Indemnification. No member of the Board or the Committee, or former member of the Board or Committee and no Employee or other agent acting on behalf of the Board or the Committee shall be personally liable for any decision, determination or action made or taken, or failed to be made or taken, with respect to this Plan or any Award granted hereunder. The Company shall fully protect each such person in respect of any such decision, determination or action and shall indemnify each such person against any and all claims, losses, damages, expenses and liabilities arising from or in connection with any such decision, determination or action. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation or Regulations, by contract, as a matter of law, or otherwise, or under any power that the Company may have to indemnify them or hold them harmless.

5.

ELIGIBILITY

Awards may be granted to any Employee or Non-Employee Director who, in the sole judgment of the Committee, has contributed or may contribute to the success and growth of the Company. The existence of this plan shall not create in any Employee or Non-Employee Director any right to be granted an Award hereunder, and neither the existence of this Plan nor the granting of any Awards to any Employee hereunder shall confer upon such Employee any right with respect to continuation of the employment of such Employee by the Company or shall in any way interfere with or limit the right which such Employee or the Company may otherwise have to terminate such employment at any time with or without cause. Upon the termination of any employee’s employment with the Company, the Company shall not have any liability or obligation to such Employee under this Plan or any Awards granted to such Employee hereunder except to issue the appropriate number of Shares to such Employee upon the exercise of any Award granted to such Employee under this Plan prior to such termination of employment, provided that such exercise is duly and timely made in accordance with the provisions of this Plan and such Award.

6.

STOCK OPTION RULES AND CONDITIONS

The grant of Stock Options shall be upon the following rules and conditions:

6.1

Option Grants. Stock Options granted under the Plan may be Tax Qualified Options or Options which are not Tax Qualified Options. The Committee shall have the authority to grant Tax Qualified Options to any eligible Employee who also meets any special eligibility requirements imposed by applicable provisions of the Code. Tax-Qualified Options shall not be granted to Non-Employee Directors. Stock Options granted under the Plan shall be subject to all applicable terms and conditions contained in the Plan, including, without limitation, Sections 3.2, 3.3 and 4.1, and such other additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable.

6.1.1

Formula Grants to Non-Employee Directors. Starting with the first fiscal year ending after 2000, unless the Board resolves to reduce or eliminate all or any portion of the Option grants set forth below, the following Options shall automatically be granted at the end of each fiscal year to Non-Employee Directors:

6.1.1.1

Directors Completing 1 through 10 years of service on the Board: an Option for 200 shares.

6.1.1.2

Directors Completing 11 or more years of service on the Board: an Option for 400 shares.

The grant date of such Options shall be determined by the Committee; provided that such grant shall occur as soon as administratively feasible following completion of a year of service; that the exercise price shall be no less than Fair Market Value of each Share covered by the grant; that grants shall be reduced on a prorated basis if the granting of Options otherwise authorized by the Sections 6.1.1 would exceed the limitation of Section 3.3; and that no grants under this Section 6.1.1 are authorized to exceed the limitation of Section 3.3 or to violate any other terms or conditions of this Plan.

6.2

Term of Options. Except as otherwise specified by the Committee at the time of grant and reflected in the Award Agreement evidencing such Option, the term of each Option shall be ten (10) years from the date of grant, provided that the Committee, if it intends that a particular Option qualify as a Tax Qualified Option, shall observe such restrictions on the term of such Option as may be imposed by the Code in order for such Option so to qualify. Each Option shall Continue in effect in accordance with its terms notwithstanding that the Plan may be terminated prior to the expiration of the term of such Option.

6.3

Exercise Price. The exercise price for the Shares subject to an Option shall be determined by the Committee at the time of grant of an Option and reflected in the Award Agreement evidencing the same; provided that in no event shall such exercise price be less than the Fair Market Value determined with reference to the date of grant of such Option.

6.4

Payment of Exercise Price.

6.4.1

Acceptable Forms of Consideration. Except as otherwise specified by the Committee at the time of grant and reflected in the Award Agreement evidencing such Option, the following forms of consideration will be accepted in payment of the exercise price for an Option and of the taxes required to be withheld in connection with such exercise: (i) cash, (ii) personal check, (iii) bank cashier’s check, (iv) already owned Shares (duly endorsed for transfer with signature guaranteed if required by the Committee), (v) Shares withheld from the Shares to be issued upon exercise of the Option, (vi) a commitment for the delivery to the Company of proceeds from the sale, pursuant to a brokerage or similar arrangement approved in advance by the Committee in its sole discretion, of Shares to be issued upon exercise of the Option, or (vii) any combination of the foregoing.

Any election by a Section 16 Person to use already owned Shares, to have Shares withheld from those issuable upon such exercise or to provide a commitment for the delivery to the Company of proceeds from the sale, pursuant to a brokerage or similar arrangement, of Shares to be issued upon exercise of an Option will not be accepted if under Securities Law Requirements such a transaction would be matched with such exercise to result in “short-swing” profit liability under Section 16(b) of the Act on the part of such Section 16 Person with respect to such transaction and must otherwise be in accordance with the applicable requirements of Rule 16b-3.

6.4.2

Withholding Tax Loans. The Committee may determine at the time of grant of an Option to permit the Optionee to, and if the Committee so determines shall provide in the Award Agreement evidencing such Option that such Optionee may, borrow from the Company an amount sufficient to pay the taxes required to be withheld in connection with the exercise of such an Option, with each such borrowing to be evidenced by a promissory note of the Optionee payable to the order of the Company. Except as may otherwise be specified by the Committee at the time of grant thereof and reflected in the Award Agreement evidencing an Option, each such loan shall be for a term of five (5) years at a rate of interest equal to the rate which the Company then charges customers for like loans, with payments of interest on such loan due quarterly and payments toward the principal of such loan due, to the extent of the net proceeds therefrom, within fifteen (15) days after any disposition by the Optionee of any Common Stock acquired upon exercise of any Option granted by the Company to the Optionee pursuant to this Plan or otherwise (excluding any disposition of such Common Stock by gift or to the Company in payment of the exercise price of a Option granted by the Company to the Optionee pursuant to this Plan or otherwise and/or any related withholding taxes), provided that the entire unpaid principal balance shall be due at the earlier of (i) the expiration of the five (5) year term, or (ii) the termination of the Optionee’s Continuous Employment (other than by reason of Optionee’s “disability” (as defined in Section 6.6) or “retirement” (as defined in Section 6.7).

6.4.3

Company Withholding of Taxes. If, upon being notified by the Company of the amount of the taxes required to be withheld in connection with an exercise of an Option, the Optionee fails promptly to pay, or to make arrangements acceptable to the Company for the payment of, such taxes, the Company shall have the right not to issue the Shares or to elect (but shall be under no obligation) to cover such taxes through:

6.4.3.1

withholding Shares from those issuable upon such exercise, provided that any such election so to withhold Shares with respect to the exercise of an Option by a Section 16 Person shall be effective only if made in accordance with the applicable requirements of Rule 1 6b-3; and/or

6.4.3.2

deducting such taxes from any amounts payable in cash to the Optionee by the Company for any reason as of the time of such exercise or any time thereafter.

6.4.4

Valuation of Shares Delivered or Withheld. Where already owned Shares, or shares withheld from those issuable upon such exercise, are used in payment of the exercise price and/or related withholding taxes, such Shares shall be valued at Fair Market Value determined with reference to the date of exercise.

6.4.5

Delivery of Already Owned Shares. Where the person exercising an Option elects to use already owned Shares in full or partial payment of the exercise price and/or related withholding taxes, the Committee may accept, in lieu of physical delivery of the certificates evidencing such shares, such constructive delivery of such Shares as may be satisfactory to the Committee.

6.5

Methods of Exercise.

6.5.1

Procedure for Exercise: Rights as a Stockholder. Options shall be exercisable at such times and under such conditions as determined by the Committee and as permitted under the Plan. In order to exercise an Option, the Optionee shall deliver to the Company written notice of the number of Shares with respect to which the Option is being exercised accompanied by payment in full of the aggregate exercise price for the Shares so to be acquired. To constitute an effective exercise of an Option, such notice and payment shall be addressed to the attention of the Treasurer of the Company and must be received at the principal executive office of the Company by 5:00 p.m., local time, on the date of expiration or termination of the Option.

6.5.1.1

Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the certificate evidencing such Shares, no right to vote or receive dividends nor any other rights as a stockholder shall exist with respect to the Optioned Stock not withstanding the exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the data the stock certificate is issued, except as provided in Section 8.

6.5.1.2

Exercise of an Option shall result in a decrease in the number of Shares which thereafter shall be available for exercise under such Option by the number of Shares as to which the Option is exercised, including any Shares withheld from the Shares to be issued pursuant to such exercise to cover the exercise price and/or related withholding taxes.

6.5.2

Termination of Employment. Except as may otherwise be specified by the Committee at the time of grant and reflected in the Award Agreement evidencing such Option, upon the termination of an Optionee’s Continuous Employment (other than by reason of the Optionee’s death, disability or retirement), he may exercise his Option (to the extent that he was entitled to exercise it at the time of such termination of employment) until the earlier of (i) the date thirty (30) days (or such longer period of time as is determined by the Committee in its sole discretion at the time of such termination of employment, provided that if the Committee intends that a particular Option continue to qualify as a Tax Qualified Option, the Committee shall observe such restrictions as may be imposed by applicable tax laws on the post-termination period within which a Tax Qualified Option may be exercised if it wishes to ensure that any post-termination exercise of such Option is made only within the period permitted by such laws) after the effective date of the termination of his employment or (ii) the expiration date of such Option, and the Option shall terminate on the earlier of such dates; provided, however, that if the Optionee is terminated by the Company for Misconduct, then such Option shall terminate effective as of the time of the conduct constituting such Misconduct. Options that are not exercisable on the date that employment terminates shall expire on such date. As used in this Plan, “Misconduct” means that the Optionee has engaged in Prohibited Conduct, committed an act of embezzlement, fraud or theft with respect to the property or business of the Company or deliberately disregarded the rules of the Company in such a manner as to cause material loss, damage or injury to or otherwise endanger the property, reputation, employees or business prospects of the Company.  The Committee shall determine whether an Optionee’s employment was terminated by reason of Misconduct. In making such determination, the Committee may, but shall not be required to, give the Optionee an opportunity to be heard and to present evidence on his behalf.

6.5.3

Termination of Service. Except as may otherwise be specified by the Board in its sole discretion at the time of grant thereof and reflected in the Option Agreement evidencing such Option, in the event that an Optionee shall cease to be a Director (other than by reason of the Optionee’s death, disability or retirement), such Optionee may exercise his Option (to the extent that he was entitled to exercise it at the time he ceased to be a Director) until the earlier of the date that is three (3) years after the date the Optionee ceases to be a Director, or the expiration date of such Option, and the Option shall terminate on the earlier of such dates; provided, however, that if the Optionee ceases to be a Director on account of Misconduct, as determined by the Board, then any and all Options held by the Optionee shall terminate on the date the Optionee ceases to be a Director.

6.5.4

Death of Optionees.

6.5.4.1

Upon the death of an Optionee holding a Tax-Qualified Option who is at the time of his death in the employ of the Company and who shall have been in Continuous Employment since the date of giant of the Option, the Option may be exercised (to the extent the Optionee would have been entitled to do so had he continued living and terminated employment six (6) months after the date of death) by his Successor until the earlier of (A) the date six (6) months (or such lesser period of time within which the applicable tax laws may require that the Option be exercised in order for such Option to qualify as a Tax Qualified Option) following the date of the Optionee’s death or (B) the expiration date of such Option, and the Option shall terminate on the earlier of such dates; or

6.5.4.2

Upon the death of an Optionee holding a Tax-Qualified Option within one (1) month after the termination of Continuous Employment other than termination by the Company for Misconduct or due to disability, the Option may be exercised (to the extent the Optionee was entitled to do so at the date of termination. of Continuous Employment) by his Successor until the earlier of (A) the date six (6) months following the date of the Optionee’s death (or such lesser period of time within which the applicable tax laws may require that the Option be exercised in order for such Option to qualify as a Tax Qualified Option) or (B) the expiration date of such Option, and the Option shall terminate on the earlier of such dates.

6.5.4.3

Upon the death of an Optionee holding an Option not intended to qualify as a Tax Qualified Option, the Option may be exercised by his Successor (to the extent the Optionee would have been entitled to do so had he continued living and terminated employment six (6) months after the date of death) until the earlier of the date that is three (3) years after the date of the Optionee’s death, or the expiration date of such Option, and the Option shall terminate on the earlier of such dates.

6.6

Disability of Optionee. Except as may otherwise be specified by the Committee at the time of grant and reflected in the Award Agreement evidencing such Option, if an Optionee’s Continuous Employment terminates or his status as a Non-Employee Director terminates due to his having become permanently and totally disabled within the meaning of Section 22(e)(3) of the Code (“disability”), any Tax Qualified Option may be exercised (to the extent the Optionee was entitled to do so as of the effective date of the termination of his employment by reason of such disability) until the earlier of (i) the date one (1) year after the effective date of such termination or (ii) the expiration date of such Option, and the Option shall terminate on the earlier of such dates. Any other Option may be exercised following such termination (to the extent the Optionee was entitled to at the time of such termination) until the earlier of the date that is three (3) years after the date of such termination, or the expiration date of such Option, and the Option shall terminate on the earlier of such dates.

6.7

Retirement of Optionee. Except as may otherwise be specified by the Committee at the time of grant and reflected in the Award Agreement evidencing such Option, if an Optionee’s Continuous Employment terminates by reason of (A) his retirement at any age entitling him to benefits under the provisions of any retirement plan of the Company in which such Optionee participates; or (B) retirement at any time after attaining age 65 (whichever circumstance is applicable constituting “retirement”), any Tax Qualified Option may be exercised (to the extent the Optionee shall be entitled to do so as of the effective date of the termination of his employment by reason of such retirement) until the earlier of (i) one (1) year after the effective date of the termination of his employment or (ii) the expiration date of such Option, and the Option shall terminate on the earlier of such dates. Any other Option may be exercised following such retirement (to the extent the Optionee was entitled to do so at the time of such retirement) until the earlier of the date that is three (3) years after the date of such retirement, or the expiration date of such Option, and the Option shall terminate on the earlier of such dates. If an Optionee’s status as a Non-Employee Director terminates on account of the Optionee’s attainment of mandatory retirement age for a Director, then any Option held by such Optionee may be exercised (to the extent the Optionee was entitled to do so at the time of such retirement) until the date that is three (3) years after the date the Optionee ceases to be a Director, or the expiration date of such Option, and the Option shall terminate on the earlier of such dates.

6.8

Nontransferability of Tax Qualified Options. Tax Qualified Options may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner by the Optionee except at death by will or by the laws of descent and distribution and may be exercised during the life of the Optionee only by the Optionee. No lien, obligation or liability of an Optionee or a Successor shall attach to or otherwise encumber the right and interest of such Optionee or Successor in and to any Options outstanding under the Plan.

6.9

Limited Transferability of Options (Other Than Tax-Qualified Options).

6.9.1

Options, other than Tax-Qualified Options that shall be subject to the transfer restrictions of Section 6.8, granted under the plan and any rights and privileges appertaining thereto (i) may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner by the Optionee other than (1) by will or the laws of descent and distribution, (2) pursuant to a “qualified domestic relations order” as defined in Code Section 4l4(p)(l)(B) and satisfying the requirements of Code Section 414(p)(1)(A), or (3) by gift to a transferee who is (A) a Family Member, (B) a Non-Profit Organization, or (C) .a charitable trust, and (ii) shall not be subject to execution, attachment or similar process. A transfer of an Option pursuant to clause (i) may relate to all or any part of the Shares (but must be for whole Shares) which then continue to be subject to such Option. Written evidence of any such transfer, accompanied by the transferring Optionee’s original copy of the Grant Agreement evidencing the transferred Option, shall be promptly provided to the Company, in the case of clauses (i)(1) and/or (2) upon the entry of the court order, or other judicial authorization or direction effecting such transfer or, in the case of clause (i)(3), upon the transferor’s making of such transfer, which transfer must in all cases comply with the requirements of Section 16 and otherwise be in form and substance reasonably acceptable to the Company before the Company shall be obligated to recognize such transfer. Upon its receipt of the foregoing, the Company shall cancel the original Option Agreement and issue a replacement Option Agreement to the transferee for the Option or portion thereof so transferred and to the transferring Optionee for any balance of the Option he or she retains after such transfer.

6.9.2

Upon the transfer of an Option in accordance with Section 6.9.1, the transferee shall succeed to, and be entitled to exercise, all of the rights and privileges of the transferring Optionee, provided that the Option in the hands of the transferee shall continue to be subject to all of the terms, conditions and restrictions under the Plan and the Option Agreement with respect to such Option which would be applicable to the Option were it still held by the Optionee to whom it was originally granted, including, without limitation, any requirement for the continued exercisability or other effectiveness of the Option based upon the life, employment or other status of the original Optionee.

6.9.3

The restrictions on transferability in Section 6.9.1 shall not be construed to limit the ability of an Optionee to elect to pay all or any portion of the exercise price using the form of consideration described in Section 6.4.

7.

RESTRICTED STOCK RULES AND CONDITIONS

The grant of Restricted Stock shall be upon the following rules and conditions:

7.1

Restricted Stock Grants. Grants of Restricted Stock shall be evidenced by Award Agreements. Such Agreements shall conform to the requirements of the Plan and may contain such other provisions and restrictions as the Committee shall deem advisable. The Award Agreement shall specify the duration of the restricted period and the performance and/or employment conditions under which the Restricted Stock may be forfeited to the Company, including forfeiture in accordance with Section 12.

7.2

Issuance of Restricted Stock. Upon determination of the number of Shares of Restricted Stock to be granted to an Awardee and the payment by the Awardee of the purchase price, if any, both of which terms shall be set forth in the Award Agreement, the Committee shall direct that a certificate representing the number of Shares of Common Stock be issued to the Awardee with the Awardee as the registered owner. The certificate representing such Shares shall either be legended as to sale, transfer, assignment, pledge or other encumbrance during the restricted period and/or, at the election of the Committee in its sole discretion as to any such Shares, deposited by the Awardee, together with a stock power endorsed in blank, with the Company.

7.3

Rights. An awardee of Restricted Stock will generally have the rights of a stockholder, however the Committee shall determine at the time of Award, and the Award Agreement shall specify, whether during the restricted period, the Awardee shall have the right to receive dividends from and to vote the Shares of Restricted Stock during the restricted period. Shares of Restricted Stock shall not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated until all of the restrictions imposed on such shares have lapsed and the applicable restriction period has ended.

7.4

Restricted Period. If an Awardee terminates employment with the Company or is terminated by the Company for any reason before the expiration of the restricted period, all shares of Restricted Stock still subject to restriction shall be forfeited. The Committee, in its discretion, may terminate the restricted period and end all restrictions upon the Company’s termination of Awardee. In addition, in the event of any attempt by the Awardee to sell, exchange, transfer, pledge or otherwise dispose of shares of Restricted Stock in violation of the terms of the Plan, such shares shall be forfeited. The restricted period for any Awardee shall be deemed to end and all restrictions on shares of Restricted Stock shall lapse upon the Participant’s death, disability (as defined in Section 6.6) or upon a Change in Control.

7.5

Delivery. At the end of the restricted period, the restrictions imposed under this Section 7 and in the Award Agreement shall lapse with respect to the number of Shares of Restricted Stock, as determined by the Committee, and the legend shall be removed with the Shares delivered, as the case may be with respect to such number. The Committee may in its sole discretion modify or accelerate the vesting of Shares of Restricted Stock. Any withholding taxes due from the Awardee must be paid to the Company when the same are due.

8.

ADJUSTMENTS

8.1

General Adjustments. In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation or any other change in the corporate structure of the Company affecting the Common Stock, the Board shall make appropriate adjustment in the number and kind of Authorized Shares, and any adjustments to outstanding Awards, as it determines appropriate under the circumstances, in its sole discretion provided that the number of shares subject to any Award shall always be a whole number.

8.2

Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, all outstanding Awards will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board. The Board may, in the exercise of its sole discretion in such instances, treat such event as a “change in control” and adjust all outstanding Awards in accordance with the provisions of Section 8.3.

8.3

Special Adjustments upon Change in Control. Subject to the provisions of this Section 8.3, in the event of a sale of all or substantially all of the assets of the Company or the merger or consolidation of the Company with or into another corporation, each outstanding Option shall be assumed (or an equivalent option shall be substituted) by such successor corporation or a parent or subsidiary of such successor corporation unless the Board, in the exercise of its sole discretion, determines that, in lieu of such assumption or substitution, the Optionee shall have the right to exercise the Option as to all or any part of the Optioned Stock, including Shares as to which the Option would not otherwise then be exercisable. If, in the event of a merger, consolidation or sale of assets, the Board makes an Option fully exercisable in lieu of assumption or substitution, the Company shall notify the Optionee that the Option shall be fully exercisable for a period of thirty (30) days from the date of such notice, and the Option will terminate upon the expiration of such period. In the event of a “Change in Control” of the Company (as defined in Section 8.4), unless otherwise determined by the Board in its sole discretion prior to the occurrence of such Change in Control, the following acceleration and valuation provisions shall apply:

8.3.1

Any Options outstanding as of the date of such Change in Control that are not yet fully vested on such date shall become fully vested; and

8.3.2

The value of all outstanding Options, measured by the excess of the “Change in Control Price” (as defined in Section 8.5) over the exercise price, shall be cashed out. The cash out proceeds shall be paid to the Optionee or, in the event of death of an Optionee prior to payment, to his Successor.

8.4

Definition of “Change in Control”. For purposes of this Section 8.4, a “Change in Control” means the happening of any of the following:

8.4.1

When any “person,” as such term is used in Sections 13(d) and 14(d) of the Act (other than the Company, a Subsidiary or a Company or Subsidiary employee benefit plan, including any trustee of such a plan acting as trustee) becomes the “beneficial owner” (as defined in Rule 13d-3 promulgated by the Commission under the Act, as adopted and amended from time to time and as interpreted by formal or informal opinions of, and releases published or other interpretive advice provided by, the Staff of the Commission), directly or indirectly, of securities of the Company representing sixty-five percent (65%) or more of the combined voting power of the Company’s then outstanding securities; or

8.4.2

The consummation of a transaction requiring stockholder approval and involving the sale of all or substantially all of the assets of the Company or the merger or consolidation of the Company with or into another corporation.

8.5

Definition of “Change in Control Price”. For purposes of this Section 8, “Change in Control Price” shall be, as determined by the Board, either (1) the highest closing sale price of a Share, as reported by the NASDAQ National Market, any stock exchange on which the Shares are listed or any other recognized securities market on which the Shares are traded, at any time within the sixty (60) day period immediately preceding the date of the Change in Control (the “Sixty-Day Period”), or (ii) the highest price paid or offered, as determined by members of the Board other than the Optionees, in any bona fide transaction or bona tide offer related to the Change in Control, at any time within the Sixty-Day Period.

9.

TIMING OF GRANTING OF AWARDS

The date of grant of an Award shall, for all purposes, be the date on which the Committee makes the determination granting such Award. Notice of such determination shall be given to each Employee or Non-Employee Director to whom an Award is granted within a reasonable time after the date of such grant.

10.

AWARD AGREEMENTS

As a condition to the effectiveness of each grant of an Award under this Plan, the Awardee shall enter into a written Award Agreement in such form as may be prescribed by the Committee from time to time with respect to Stock Options or Restricted Stock. Subject to the provisions of Section 15, each such Award Agreement shall contain such provisions as are required to conform to the terms of the Plan and may contain such additional provisions not inconsistent with the terms of the Plan as the Committee may from time to time authorize. Each Award Agreement evidencing the grant of an Award to a Section 16 Person shall also provide, if nor otherwise exempt from the short swing profit provisions of Section 16(b) of the Act under the provisions of Rule 16b-3, for such minimum holding period from the date of the grant of the Award to the disposition of any Shares acquired pursuant to the Award as may be required by Rule 16b-3.

11.

CONDITIONS UPON ISSUANCE OF SHARES AND TRANSFERS OF OPTIONS

Notwithstanding anything express or implied to the contrary in either the Plan or any Option Agreement made hereunder:

11.1

No transfer of an Option pursuant to Section 6.9.1 shall be effective, and no Shares shall be issued with respect to an Option unless in each such case, as applicable, the  transfer or exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all applicable Securities Law Requirements and all other applicable provisions of law, including without limitation any applicable state “blue sky” laws and foreign (national and provincial) securities laws and the rules and regulations promulgated under any of such laws, and such actions shall further be subject to the approval of counsel for the Company with respect to such compliance.

As a condition to the exercise of an Option or the issuance of Shares upon exercise of an Option, or to the transfer of an Option under Section 6.9.1, the Company may require the person exercising such Option, or the transferee with respect to any Section 6.9.1 transfers, to make such representations and warranties to the Company as may be required, in the opinion of counsel for the Company, by any of the aforementioned Securities Law Requirements and other laws, which may include, without limitation, representations and warranties that the Shares which are being or may be purchased thereunder are being or will be acquired only for investment and without any present intention to sell or distribute such Shares.

11.2

The Company shall not have any liability to any Optionee in respect of any delay in the sale or issuance of Shares, or the transfer of an Option, hereunder until the Company is able to obtain authority from any governmental authority (domestic or foreign) or self-regulatory organization having jurisdiction there over, which authority is deemed by the Company’s counsel to be necessary to the lawful sale, issuance or transfer of such Shares or Option, as the case may be, or any failure to sell or issue such Shares, or to effect any such Option transfer, as to which the Company is unable to obtain such requisite authority.

11.3

The Company may, but shall be under no obligation to, effect or obtain any registration or other qualification or approval of any Option granted or transferred hereunder, or of any Shares issuable upon the exercise thereof, under any applicable Securities Law Requirements or any other applicable provisions of law, including without limitation any applicable state “blue sky” laws and foreign (national and provincial) securities Jaws and the rules and regulations promulgated under any of such laws, and in the event any such registration, qualification or approval is not effected or obtained, such Option or Shares, as the case may be, shall be subject to such transfer and/or other restrictions (including, if so provided by such laws, rules and regulations, the prohibition of a particular transaction) as may be imposed by such laws, rules and regulations. By way of illustrating, but without limiting the generality of, the foregoing provisions of this Section 11.3, Shares issuable upon the exercise of an Option by a Director were covered by an effective registration statement which the Company had prior to that date elected to file (consistent with the discretion recognized in this Section 11.3) with the Commission on Form S-8 and would be freely transferrable (subject to the filing of a Form 144 and the other applicable requirement of Rule 144 as then promulgated by the Commission) by the Director, but unless the Company were to file (but in its discretion, the Company has not elected to file) with the Commission a registration statement with respect thereto on Form S-3 or other available Form, Shares issuable to a transferee under Section 11 would not upon his or her exercise thereof be freely transferable on the public securities markets for a one year period as is further required by Rule 144 in the absence of an applicable Form S-8 or other registration statement. In the event that any such transfer and/or other restrictions shall apply, the Option Agreement evidencing such Option or the Shares so issued, as the case may be, shall bear such legends referencing such restrictions as the Company may reasonably require.

12.

FORFEITURE OF AWARDS AND REALIZED BENEFITS

12.1

Loss of Unexercised Options Other Awards. In addition to any other similar provision of the Plan, if an Awardee holding an outstanding Award engages, without the written consent of the Company as authorized by the Committee, in any of the following conduct (any such conduct being referred to as “Prohibited Conduct”) at any time during the period beginning on the date the Awardee first entered the employ of the Company and continuing for so long as any portion of such Award remains outstanding or unexercised or paid (the “Grant Period”):

12.1.1

rendering services for any organization or engaging directly or indirectly in any business which, in the sole judgment of the Committee, is or becomes competitive with the Company or where such rendering of services or engaging in business, in the sole judgment of the Committee, is or becomes otherwise prejudicial to or in conflict with the interests of the Company; provided that the ownership (legal and/or beneficial) of a not more than ten percent (10%) equity interest in any organization or business whose equity is listed on a recognized securities exchange or traded over-the-counter shall not constitute Prohibited Conduct within the meaning of this Section 12;

12.1.2

disclosing to anyone outside the Company, or use in other than the business of the Company, any confidential or proprietary information relating to the business of the Company, acquired by the Awardee either during or after employment with the Company;

12.1.3

except as may otherwise be permitted by any agreement otherwise made by the Company with the Awardee, failing to disclose fully and promptly in writing and assign to the Company by which the Awardee is or was employed all right, title and interest in any discovery, invention, process, method, Improvement or idea, whether or not patentable or subject to copyright protection and whether or not reduced to tangible form or reduced to practice, made or conceived by such person during employment by the Company, relating in any manner to the actual or contemplated business, research or development work of the Company or to do anything reasonably necessary to enable the Company to secure a patent, copyright or similar protection in the United States of America and/or in foreign countries as the Company or such Subsidiary may elect: or

12.1.4

inducing or attempting to induce any customer or supplier of the Company to breach any contract with the Company or otherwise terminate its relationship with the Company;

then the Committee shall have the right, upon determining that the Awardee has engaged in any Prohibited Conduct at any time during the Grant Period (in making such determination, the Committee may, but shall not be required to give the Awardee an opportunity to be heard and to present evidence on his behalf), to declare the Award forfeited and canceled effective as of the time of the conduct constituting such Prohibited Conduct; provided that service as a trustee or executor or in any other fiduciary capacity shall not constitute Prohibited Conduct by an Awardee if that Awardee does not hold himself or herself out as being primarily engaged in the business of providing personal trust services.

12.2

Awardee Certification upon Exercise. Each time an Award is exercised or paid, the Awardee shall be deemed to certify to the Company that such Awardee did not, without the written consent of the Company as authorized by the Committee in its sole discretion, engage in any Prohibited Conduct at any time during the period beginning on the date the Awardee first entered the employ of the Company and ending on the date of such exercise (the “Pre-Exercise Period”).

12.3

Loss of Realized Benefits. In the event that the Committee determines with respect to a particular exercise or payment of an Award that the Awardee engaged in any Prohibited Conduct at any time during the Pre-Exercise Period or within one (1) year after such exercise (in making such determination, the Committee may, but shall not be required to, give the Awardee an opportunity to be heard and to present evidence on his behalf), such Awardee shall be liable to the Company to repay any cash proceeds received on an exercise or payment of an Award and (i) to the extent such Awardee has, prior to his receipt of the “Forfeiture Notice” (as defined below), disposed of any Shares acquired through such exercise, for payment to the Company of an amount in cash equal to the excess of (A) the net cash proceeds from such disposition (or if such Shares were disposed of other than for cash, the aggregate Fair Market Value of such Shares determined with reference to the date of disposition) over (B) that portion of the sum of the cash and the aggregate Fair Market Value determined with reference to the exercise date of already owned Shares used by the Awardee to pay the exercise price for such Shares (such sum being referred to as the “Exercise Payment”) which is allocable to the Shares disposed of in the proportion that such number of Shares bears to the total number of Shares issued pursuant to such Award exercise or payment, and (ii) to the extent such Awardee still owns, at the time he receives the Forfeiture Notice, any Shares acquired through such exercise, at the option of the Committee, either (A) for the return of such Shares to the Company in exchange for a cash refund from the Company to such Awardee in an amount equal to that portion of the Exercise Payment which is allocable to the Shares still owned in the proportion that such number of Shares bears to the total number of Shares issued pursuant to such Award exercise (such portion being referred to as the “Retained Shares Exercise Payment”), or (B) for payment to the Company of an amount in cash equal to the excess of the aggregate Fair Market Value determined with reference to the exercise date of the Shares still owned over the Retained Shares Exercise Payment. To enforce such liability against such Awardee, the Committee shall notify the Awardee thereof in writing within three (3) years of the date of the affected Award exercise, which notice (the “Forfeiture Notice") shall include a statement of the form of payment which the Committee has elected to receive from the Awardee with respect to Shares still owned by the Awardee. Within ten (10) days after receiving the Forfeiture Notice, the Awardee shall make full payment of such liability to the Company in cash or, to the extent such Awardee still owns Shares acquired through the affected exercise and the Committee elects in the Forfeiture Notice to receive such Shares, stock certificates evidencing such Shares still owned by the Awardee (duly endorsed for transfer with signature guaranteed). In the event that the Committee elects to receive, and the Awardee returns, Shares, the Company shall make the refund payment required to be made to the Awardee with respect to such Shares upon the Company’s receipt of such Shares as hereinabove required.

12.4

Cumulative Rights. The obligation of an Awardee under this Section 12 to refrain from Prohibited Conduct is in addition to, and does not in any way supersede or diminish any other obligation of such Awardee with respect to such matters which such Awardee may owe to the Company, or any other person under any agreement, applicable law or otherwise (a “Similar Obligation”). Any action taken by the Company or the Committee to enforce, compromise, settle or waive the provisions of this Section 12 with respect to any particular event constituting Prohibited Conduct shall not in any way affect the rights of the Company, the Committee, any Subsidiary or any other person against an Awardee with respect to any other event constituting, or any other liability of an Awardee arising from such Prohibited Conduct or any Similar Obligation, nor shall any action taken or failed to be taken by the Company any Subsidiary or any other person against an Awardee to enforce, compromise, settle or waive any Similar Obligation have any effect on the rights of the Company and the Committee under this Section 12.

13.

RESERVATION OF SHARES

The Company, during the term of this Plan, shall at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

14.

EFFECTIVENESS OF PLAN

This Plan was adopted by the Board on March 9, 2000, and shall be effective as of. April 11, 2000; provided, however that any Awards granted hereunder shall not be exercisable unless and until, and this Plan and all such Awards shall automatically terminate if the Plan is not approved, on such date, by the holders of the outstanding Shares of the Company present and voting, in person or by proxy, at a duly held meeting of the Company’s stockholders or any adjournment Thereof and by such percentage of such quorum of such stockholders as may be required by applicable Securities Law Requirements or by written consent if permitted. Once so approved by the stockholders of the Company, the Plan shall continue in full force and effect until it is (i) terminated by resolution of the Board or (ii) both (A) all Awards granted under the Plan have been exercised in full, and (B) no Authorized Shares remain available for the granting of additional Awards. The termination of the Plan shall not affect Awards already granted which Awards shall remain in full force and effect in accordance with their respective terms. as if this Plan had not been terminated.

15.

AMENDMENT OF PLAN AND OUTSTANDING AWARDS

The Board may, in its sole discretion, amend the Plan from time to time, provided that any amendment which any other Securities Law Requirement or Section 162(m) of Code requires be approved by the stockholders of the Company shall be made only with the approval of such stockholders. Amendments to the Plan shall apply prospectively to all Awards then outstanding under the plan, except in the case of any amendment which is adverse to an Awardee, in which case the amendment shall apply with respect to the outstanding Awards held by the adversely affected Awardee only upon the consent of such Awardee to such amendment. In exercising its authority under this Section to amend outstanding Awards, the Committee likewise may make an amendment which adversely affects the Awardee only upon the consent of such Awardee to such amendment. Notwithstanding the provisions of this Section 15, the consent of the Awardee shall not be required with respect to an amendment to the Plan or to any outstanding Award which is made in order. to comply with Securities Law Requirements or Section 162(m) of the Code, or which causes a Tax Qualified option no longer to qualify as such.

16.

GENERAL PROVISIONS

16.1

Nature of Benefits. Benefits realized by an Awardee under this Plan or any Award granted hereunder shall not be deemed a part of such Awardee’s regular, recurring compensation for purposes of the termination, indemnity or severance pay law and shall not be included in, nor have any effect on, the determination of benefits under any other employee benefit plan or similar arrangement provided to such Awardee by the Company unless expressly so provided by such other plan or arrangement, or except where the Committee expressly determines in its sole discretion that an Award or portion thereof should be so included in order accurately to reflect competitive compensation practices or to recognize that an Award has been granted in lieu of a portion of competitive annual cash compensation.

16.2

Determination of Deadlines. If any day on or before which action under this Plan or any Award granted hereunder must be taken falls on a Saturday, Sunday or Company recognized holiday, such action may be taken on the next succeeding day which is not a Saturday Sunday or Company-recognized holiday; provided, however, that the provisions of this Section 16.2 shall not apply to, and shall not extend the time for exercise of, any Award which is terminated for Misconduct or for Prohibited Conduct.

16.3

Governing Law. To the extent that federal laws (such as the Act or the Code) or the Ohio General Corporation Law do not otherwise control, this Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of Ohio and construed accordingly.

16.4

Gender and Number. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa.

16.5

Captions. The captions contained in this Plan are for convenience of reference only and do not affect the meaning of or provision hereof.

16.6

Unfunded Obligations. Any amounts to be paid to Awardees pursuant to the Plan are unfunded obligations. The Company is not required to segregate any monies from its general funds, to create any trusts or to make any special deposits with respect to this obligation. Beneficial ownership of any investments, including trust investments which the Company may make to fulfill this obligation, shall at all times remain in the Company. Any investments and the creation or maintenance of any trust or any Awardee account shall not Create or constitute a trust or a fiduciary relationship between the Committee, Board or the Company and an eligible Employee, or otherwise create any vested or beneficial interest in any Awardee or the Awardee’s Beneficiary or the Awardee’s creditors in any assets of the Company whatsoever. The Awardees shall have no claim against the Company for any changes in the value of any assets which may be invested or reinvested by the Company with respect to the Plan.

Minutes of the meeting of the Compensation Committee of The Savings Bank and Trust Company held at the bank offices at 101 West Market Street, Orrville, Ohio, on June 5, 2002, at 12:00 noon.

Members present: David Yonto. Jerry Amstutz, and Richard S. Wagner substituted for absent members. Also, present was Rod Steiger.

The meeting commenced with comments from Mr. Steiger on income for May and year to date results. In addition, he briefed the Board on current matters and the status of projects and their priority.

After this review Mr. Steiger excused himself from the meeting and the balance of the meeting was conducted on the subject of director and executive officer compensation. The first issue was stock options for executive officers that could be granted pursuant to the 2000 Stock Option Plan adopted by shareholders. Following discussion, the Committee decided to recommend to the Board of Directors that stock options be granted to the following officers in the manner stated below:

	Option Shares Granted	Immediate Vesting	Vesting 1 year After Grant

Rod Steiger	2,500	1,500	1,000
Mike Coleman	2,000	1,000	1,000
Fran Samson	1,500	750	750
Wendy Blosser	1,500	750	750
James Kleinfelter	1,500	750	750
Total	9,000

The effective date of the grant should be April 11, 2002 and at $19.38 per share.

For the balance of the meeting, the Committee discussed compensation issues for directors. A meeting will be held in July by the Compensation Committee to further address compensation issues involving officers and directors.

There being no further business, the meeting adjourned upon proper motion.

/s/ RICHARD S. WAGNER

Secretary